Black Warrior Wireline Corp.

                                  Subsidiaries



Boone Wireline Co., Inc.
Black Warrior Syrian Services (dormant)
Black Warrior International Bermuda LTD (dormant)
Black Warrior Oil and Gas Bermuda LTD (dormant)
Black Warrior International Delaware

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THIS  SCHEDULE  CONTAINS  SUMMARY  FINANCIAL   INFORMATION  EXTRACTED  FROM  THE
CONSOLIDATED FINANCIAL STATEMENTS OF BLACK WARRIOR WIRELINE CORP. AND SUBSIDIARY AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1995 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.

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